EXHIBIT 4.6

FORM OF GUARANTEE
          The undersigned and its successors under the Indenture has irrevocably and unconditionally guaranteed, on a senior secured basis to the extent set forth in the Indenture, dated as of August 23, 2006, by and among Broadview Networks Holdings, Inc. (the “Company”), the Guarantors and Bank of New York, as Trustee and Collateral Agent (the “Indenture”), (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of (including interest accruing at the then applicable rate provided in the Indenture, the Notes, the Guarantees or any Collateral Agreement after the occurrence of any Event of Default set forth in Section 6.01(6) or (7) of the Indenture, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar law) and interest on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.
          THE OBLIGATIONS OF THE UNDERSIGNED TO HOLDERS OF THE NOTES AND TO THE TRUSTEE PURSUANT TO THIS NOTATION OF GUARANTEE (THE “GUARANTEE”) AND THE INDENTURE ARE EXPRESSLY SET FORTH IN ARTICLE TEN OF THE INDENTURE AND REFERENCE IS HEREBY MADE TO THE INDENTURE FOR THE PRECISE TERMS OF THE GUARANTEE AND ALL OTHER PROVISIONS OF THE INDENTURE TO WHICH THE GUARANTEE RELATES. EACH HOLDER OF A NOTE, BY ACCEPTING THE SAME, (A) AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS AND (B) APPOINTS THE TRUSTEE ATTORNEY-IN-FACT FOR SUCH HOLDER FOR SUCH PURPOSES.
          This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

[NAME OF GUARANTOR]
By:
Name:
Title:

B-9